Exhibit 10.3

ADMINISTRATION AGREEMENT
BETWEEN
NUVEEN CHURCHILL BDC INC.
AND
NUVEEN CHURCHILL ADMINISTRATION LLC
This Agreement (“Agreement”) is made as of December 31, 2019 by and between NUVEEN CHURCHILL BDC INC., a Maryland corporation (the “Company”), and NUVEEN CHURCHILL ADMINISTRATION LLC, a Delaware limited liability company (the “Administrator”).
WHEREAS, the Company is a closed-end management investment fund that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”);
WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth; and
WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth;
NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1.	Duties of the Administrator

a.
Employment of Administrator. The Company hereby employs the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Company (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such third parties engaged by it to provide (directly or indirectly) the services contemplated herein shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

b.
Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping and record keeping services and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator pursuant to this Agreement, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator shall assist the Company with the preparation of the financial and other records that the Company is required to maintain and shall assist the Company with the preparation, printing and dissemination of reports to stockholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”). At the request of Nuveen Churchill Advisors LLC (the “Adviser”) or Churchill Asset Management LLC (the “Sub-Adviser”, together with the Adviser, the “Advisers”), the Administrator will provide on the Company’s behalf significant managerial assistance to the Company’s portfolio companies to the extent required by the 1940 Act. In addition, the Administrator will assist the Company in determining and publishing (as necessary or appropriate) the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

2.	Records
The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and will maintain and keep such books, accounts and records in accordance with the 1940 Act. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records that it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.	Confidentiality
The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P of the SEC), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4.	Compensation; Allocation of Costs and Expenses

a.
In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations hereunder, which shall be equal to an amount based on the Company’s allocable portion (subject to review and approval of the Board) of the Administrator’s overhead in performing its obligations under this Agreement, including allocable rent, and the allocable portion of the cost of the Company’s officers, including a chief financial officer and chief compliance officer, if any, and their respective staffs. To the extent the Administrator outsources any of its functions to third parties, the Company may pay the fees associated with such functions on a direct basis to such third parties without profit to the Administrator.

b.
Unless the Administrator, on the one hand, or the Advisers, on the other, elect to bear or waive any of the following costs (in their sole and absolute discretion), the Company will bear all other out-of-pocket costs and expenses of its operations and transactions, including, without limitation:

(i)    the organization of the Company;

(ii)    calculating net asset value (including the cost and expenses of any independent valuation firm);
(iii)    expenses, including travel, entertainment, lodging and meal expenses, incurred by the Advisers, or members of their investment teams, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Company’s rights;
(iv)    fees and expenses incurred by the Administrator (or its affiliates) or the Advisers (and their affiliates) payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring the Company’s investments and monitoring investments and portfolio companies on an ongoing basis;
(v)    any and all fees, costs and expenses incurred in connection with the incurrence of leverage and indebtedness of the Company, including borrowings, dollar rolls, reverse purchase agreements, credit facilities, securitizations, margin financing and derivatives and swaps, and including any principal or interest on the Company’s borrowings and indebtedness (including, without limitation, any fees, costs, and expenses incurred in obtaining lines of credit, loan commitments, and letters of credit for the account of the Company and in making, carrying, funding and/or otherwise resolving investment guarantees);
(vi)    offerings, sales, and repurchases of the Company’s common stock and other securities;
(vii)    fees and expenses payable under any underwriting, dealer manager or placement agent agreements, if any;
(viii)    investment advisory fees payable under Section 6 of the Investment Advisory Agreement, by and between the Company and Nuveen Churchill Advisors LLC, dated December 31, 2019 (the “Investment Advisory Agreement”);
(viv)    any applicable administrative agent fees or loan arranging fees incurred with respect to the Company’s portfolio investments by the Advisers, the Administrator or an affiliate thereof;
(x)    any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology for the benefit of the Company (including, without limitation, any and all fees, costs and expenses of any investment, books and records, portfolio compliance and reporting systems, general ledger or portfolio accounting systems and similar systems and services, including, without limitation, consultant, software licensing, data management and recovery services fees and expenses);
(xi)    costs incurred in connection with investor relations, board of directors relations, and with preparing for and effectuating a listing of the Company’s securities on any securities exchange;
(xii)    transfer agent, dividend agent and custodial fees and expenses;
(xiii)    federal and state registration fees;
(xiv)    all costs of registration and listing the Company’s securities on any securities exchange;
(xv)    federal, state and local taxes;
(xvi)    fees and expenses of the members of the Company’s Board of Directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Advisers or of the Company (each, a “Non-Interested Director”), including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the Non-Interested Directors;

(xvii)    costs of preparing and filing reports or other documents required by the SEC or other regulators, and all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings related to the Company’s activities and/or other regulatory filings, notices or disclosures of the Advisers and their affiliates relating to the Company and its activities;
(xviii)    costs of any reports, proxy statements or other notices to shareholders, including printing costs;
(xix)    fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;
(xx)    direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, tax preparers and outside legal costs;
(xxi)    proxy voting expenses;
(xxii)    all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of holders of the securities of the Company, including in connection with any dividend reinvestment plan or direct stock purchase plan;
(xxiii)    costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes;
(xxiv)    the allocated costs incurred by the Advisers and/or the Administrator in providing managerial assistance to those portfolio companies that request it;
(xxv)    allocable fees and expenses associated with marketing efforts on behalf of the Company;
(xxvi)    all fees, costs and expenses of any litigation involving the Company or its portfolio companies and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to Company’s affairs;
(xxvii)    fees, costs and expenses of winding up and liquidating the Company’s assets; and
(xxviii)    all other expenses incurred by the Company or the Administrator in connection with administering the Company’s business.

5.	Limitation of Liability of the Administrator; Indemnification
The Administrator (and its members, managers, officers, employees, agents, controlling persons and any other person or entity affiliated with it) shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company and the Company shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Company.  Notwithstanding the preceding sentence of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

6.	Activities of the Administrator
The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7.	Duration and Termination of this Agreement

a.
This Agreement shall continue in effect for two years from the date hereof, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by:

i.               the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company; and
ii.            the vote of a majority of the Company’s Non-Interested Directors, in accordance with the requirements of the 1940 Act.

b.
The Agreement may be terminated at any time, without the payment of any penalty, on 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Board or by the Administrator.

c.
This Agreement may not be assigned by a party without the consent of the other party; provided, however, that the rights and obligations of the Company under this Agreement shall not be deemed to be assigned to a newly formed entity in the event of the merger of the Company into, or conveyance of all of the assets of the Company to, such newly formed entity; provided, further, however, that the sole purpose of that merger or conveyance is to effect a mere change in the Company’s legal form into another limited liability entity. The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

8.	Amendments of this Agreement
This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

9.	Governing Law
This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act, if any. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

10.	Entire Agreement
This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

11.	Notices
Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

NUVEEN CHURCHILL BDC INC.

By:	/s/ John D. McCally

Name: John D, McCally
Title: Vice President and Secretary

NUVEEN CHURCHILL ADMINISTRATION LLC

By:	/s/ John D. McCally

Name: John D. McCally
Title: Assistant Secretary

[Signature Page to Administration Agreement]